Exhibit 32
General Motors Acceptance Corporation

Certification of Principal Executive Officer and Principal Financial Officer Pursuant to 18 U.S.C. Section 1350

In connection with the Quarterly Report of General Motors Acceptance Corporation (the Company) on Form 10-Q for the period ending September 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the Report), each of the undersigned officers of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that to the best of their knowledge:

1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ ERIC A. FELDSTEIN

Eric A. Feldstein
Chairman
November 10, 2004

/s/ SANJIV KHATTRI

Sanjiv Khattri
Executive Vice President and
Chief Financial Officer
November 10, 2004

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to General Motors Acceptance Corporation and will be furnished to the Securities and Exchange Commission or its staff upon request.